Exhibit (14)












          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-14 of Hawaii Municipal Fund and Hawaii Intermediate Fund (each a series of the First Pacific Mutual Funds) (the "Funds"), and to the use of our report dated November 10, 2006 on the financial statements and financial highlights of the
Funds.   Such financial statements and financial highlights appear in the 2006
Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





						/s/	TAIT, WELLER & BAKER LLP
                                         Tait, Weller & Baker LLP


Philadelphia, Pennsylvania
August 20, 2007